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                                                                   EXHIBIT 23(b)


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Resource Bancshares Mortgage Group, Inc. Outside Directors' Stock Option Plan and the Amended and Restated Resource Bancshares Mortgage Group, Inc. Omnibus Stock Award Plan of Resource Bancshares Mortgage Group, Inc. of our report dated January 31, 2001, with respect to the consolidated financial statements of Resource Bancshares Mortgage Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




Atlanta, Georgia
June 20, 2001


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